Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the annual report of ORIX KABUSHIKI KAISHA on Form 20-F for the year ended March 31, 2010 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Yoshihiko Miyauchi, the Chief Executive Officer, Yukio Yanase, the Chief Operating Officer and Haruyuki Urata, the Chief Financial Officer of ORIX KABUSHIKI KAISHA, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ORIX KABUSHIKI KAISHA.

Date: June 29, 2010

By:	/s/ YOSHIHIKO MIYAUCHI
Name:	Yoshihiko Miyauchi
Title:	Chief Executive Officer

By:	/s/ YUKIO YANASE
Name:	Yukio Yanase
Title:	Chief Operating Officer

By:	/s/ HARUYUKI URATA
Name:	Haruyuki Urata
Title:	Chief Financial Officer

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